                                  BRADLEES, INC                      EXHIBIT 11
                                AND SUBSIDIARIES

                  COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)
                 (AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                  13 Weeks ended    13 Weeks ended
                                                                   July 29, 2000     July 31, 1999
                                                                   -------------     -------------
BASIC INCOME (LOSS) PER SHARE
Net income                                                               $4,476           $3,678
                                                                        ========         ========
Weighted average number of shares outstanding                             9,955           10,242
                                                                        ========         ========
Basic net income per share                                                $0.45            $0.36
                                                                        ========         ========
DILUTED INCOME PER SHARE
Net income                                                               $4,476           $3,678
                                                                        ========         ========
Weighted average number of shares outstanding                             9,955           10,242
Incremental shares for assumed exercise of stock options                     71              334
Incremental shares for assumed exercise of warrants                           -              449
Incremental shares for assumed exercise of convertible notes (1)         N/A                   -
                                                                        --------         --------
Weighted average common and common equivalent shares                     10,026           11,025
                                                                        ========         ========
Diluted net income per share                                              $0.45            $0.33
                                                                        ========         ========



                                                                    26 Weeks ended    26 Weeks ended
                                                                     July 29, 2000     July 31, 1999
                                                                     -------------    -------------
BASIC INCOME (LOSS) PER SHARE
Net loss                                                                 ($19,004)        ($20,744)
                                                                       ===========       ==========
Weighted average number of shares outstanding                               9,955           10,242
                                                                       ===========       ==========
Basic net loss per share                                                   ($1.91)          ($2.03)
                                                                       ===========       ==========
DILUTED LOSS PER SHARE
Net loss                                                                 ($19,004)        ($20,744)
                                                                       ===========       ==========
Weighted average number of shares outstanding                               9,955           10,242
Incremental shares for assumed exercise of stock options  (1)                   -                -
Incremental shares for assumed exercise of warrants  (1)                        -                -
Incremental shares for assumed exercise of convertible notes (1)        N/A                      -
                                                                       -----------       ----------
Weighted average common and common equivalents shares                       9,955           10,242
                                                                       ===========       ==========
Diluted net loss per share                                                 ($1.91)          ($2.03)
                                                                       ===========       ==========

(1) No incremental shares are considered since the impact would be anti-dilutive.


                                     165